UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/17/2016

CDI Corp.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-05519

Pennsylvania	23-2394430
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1717 Arch Street, 35th Floor
Philadelphia, PA 19103-2768
(Address of principal executive offices, including zip code)

(215) 569-2200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders

On May 17, 2016, CDI Corp. held its 2016 Annual Meeting of Shareholders. A total of 16,930,976 shares of common stock were voted in person or by proxy, representing 85.85% of the shares entitled to vote. Below are the final voting results on the proposals considered and voted upon at the meeting, all of which are described in CDI's 2016 Proxy Statement.
1. Election of Directors: The nine nominees listed below were elected to serve on the Board of Directors until next year's annual meeting. There were 2,947,190 broker non-votes in connection with the election of directors.

Director Nominee	Votes For	Votes Withheld
Joseph L. Carlini	13,632,839	350,947
Michael J. Emmi	12,903,861	1,079,925
Scott J. Freidheim	13,616,042	367,744
Walter R. Garrison	13,581,919	401,867
Lawrence C. Karlson	13,237,185	746,601
Ronald J. Kozich	13,245,455	738,331
Anna M. Seal	13,275,356	708,430
Albert E. Smith	13,322,145	661,641
Barton J. Winokur	13,047,872	935,914
2. Advisory vote to approve executive compensation: This proposal was approved, with 11,659,595 votes in favor, 2,291,525 votes against, 32,666 votes abstaining, and 2,947,190 broker non-votes.
3. Proposal to ratify the appointment of KPMG LLP as CDI's independent registered public accounting firm for 2016: This proposal was approved, with 16,799,684 votes in favor, 109,674 votes against and 21,618 votes abstaining.

________________________________________________________________________________________________________________________

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDI Corp.
(Registrant)

/s/ Brian D. Short
Date: May 18, 2016	By:	Brian D. Short
Executive Vice President, Chief Administrative Officer and General Counsel